Exhibit 10.17

Acquisition Debt Settlement Agreement

Party A :	NAN DU

ID No. :	411303198208060547

Tel :	18621083096

E-mail :	nancy.du@smarten-tech.com

Party B :	Harmony Energy Technologies Corporation

ATTN :	Nick Nianqing Zeng

Tel :	+1(212)602-1188

E-mail :	Nick.Zeng@HETCUSA.com

In view of the Smarten Technology Equity Acquisition Agreement signed on November 6, 2019 by both parties, Party B has completed the acquisition in August 2020. Basis on the current situation of Party B, the payment cannot be completed before August 31, 2020. For the payment of (two million yuan), both parties A and B have reached the following agreement after friendly negotiation:

1.	Party B will calculate and pay interest to Party A on a monthly basis from September 1, 2020. The monthly interest rate shall be calculated at 1.5% and paid before the 10th of the next month.

2.	Party B shall complete the payment of 2 million in one lump sum before March 1, 2021

3.	Both Parties A and B agreed to transfer the equity transfer and interest to the following account designated by Party A:

Beneficiary account No. : 6228480435510424573

Beneficiary bank ：Xinwu, Wuxi Branch, The Agricultural Bank of China

Beneficiary name ： NAN DU

4.	After this agreement be signed, if Party B fails to pay the principal and interest as scheduled, Party A will require Party B to bear the liability for breach of contract within the scope of Party B’s outstanding debt principal and interest.

5.	In case of any dispute arising from the performance of this agreement, the parties shall negotiate friendly. If the negotiation fails, they may bring a lawsuit to the people’s court where Party A is located.

6.	This agreement is in duplicate, each party to the agreement holds one copy, and it will take effect after both parties sign and seal the agreement.

Party A：NAN DU

X /s/ NAN DU

Party B：Harmony Energy Technologies Corporation

X /s/ NICK ZENG

DEBT EXTENSION AGREEMENT

PARTY A: NAN DU

ID No.： 411303198208060547

Tel：18621083096

E-mail: nancy.du@smarten-tech.com

PARTY A: HARMONY ENERGY TECHNOLOGIES CORPORATION

ATTN: NICK ZENG

TEL: +1(212) 602-1188

E-mail: nick.zeng@hetcusa.com

1. This agreement is the deferred repayment for the Acquisition Debt Settlement Agreement and signed by both parties on Mar 1, 2021

2. Reasons for extension

Due to the impact of the Covid, Party A shorts of working capital and cannot repay the loan on schedule.

3. The original principal amount and interest rate and interest

Original principal: RMB 2,000,000

Original interest rate: 1.5% monthly interest rate,

Interest accrued: RMB 360,000 in total.

4. New agreement amount, extension period and interest rate Principal amount of deferred: RMB 2,000,000

Interest rate: 1.5% per month

Unpaid interest amount during extension period: RMB 180,000.

5. Extension period: 2021.03.01-2021.8.31

6. Deferred amount: RMB 2,360,000.

7. During the extension period, Party A can repay all or part of the arrears in advance according to the actual situation, and the part repaid in advance will not pay interest

8. During the extension period, Party A shall take the initiative to repay the arrears. If Party A fails to repay the arrears on time, Party B requires Party A to bear the liability for breach of contract within the scope of the principal and interest of Party A’s outstanding creditor’s rights

9. This agreement is made in duplicate, with each party holding one copy.

It will come into force after being signed and sealed by both parties. Other matters not covered herein shall be decided by both parties through negotiation.

PARTY A : NAN DU	PARTY B : HARMONY ENERGY
TECHNOLOGIES CORPORATION

/s/ Nan Du	/s/ Nick Zeng

DEBT EXTENSION AGREEMENT

PARTY A: NAN DU

ID No.： 411303198208060547

Tel：18621083096

E-mail: nancy.du@smarten-tech.com

PARTY A: HARMONY ENERGY TECHNOLOGIES CORPORATION

ATTN: NICK ZENG

TEL: +1(212)602-1188

E-mail: nick.zeng@hetcusa.com

1. This agreement is the deferred repayment agreement of the Acquisition Debt Settlement Agreement signed by both parties on August 31, 2020

2. Reasons for extension

Due to the impact of the Covid, Party A shorts of working capital and cannot repay the loan on schedule.

3. The original principal amount and interest rate

Original principal amount: RMB 2,000,000

Original interest rate: 1.5% monthly interest rate,

Interest accrued: RMB 180,000.

4. Amount, term and interest rate of the extension

Principal amount: RMB 2000000

Interest rate: 1.5% per month

Accrued and deferred interest: RMB 360000.

5. Extension period: 2021.09.01-2022.2.28

6. Expected payment at extension period end: RMB 2540000.

7. During the extension period, Party A can repay all or part of the arrears in advance according to the actual situation, and the part repaid in advance will not accrue interest

8. During the extension period, Party A shall take the initiative to repay the arrears. If Party A fails to repay the arrears on time, Party B requires Party A to bear the liability for breach of contract within the scope of the principal and interest of Party A’s outstanding creditor’s rights

9. This agreement is made in duplicate, with each party holding one copy.

It will come into force after being signed and sealed by both parties. Other matters not covered herein shall be decided by both parties through negotiation.

PARTY A : NAN DU	PARTY B : HARMONY ENERGY
TECHNOLOGIES CORPORATION

/s/ Nan Du	/s/ Nick Zeng

RESIGNATION AND DEBT SETTLEMENT AGREEMENT

Party A：	NAN DU

ID No.:	411303198208060547

TEL：	18621083096

Party B：	HARMONY ENERGY TECHNOLOGIES CORPORATION

ATTN:	NICK ZENG

TEL:	+1(212)602-1188

Party C：	SMARTEN TECHNOLOGY CO., LTD USCC：

914403003194288778

ATTN:	RUI ZHU

TEL:	13928426644

As of February 28, 2022, the total of the loan and interest owed by Party B to Party A used for the acquisition of Party C is RMB 2,540,000, which includes the unpaid interest of RMB 540,000. Party C owes to Party A the total unpaid salary of RMB 293,637.88, which the unpaid salary was occurred when Party A run the Party C before the year of 2020.

Party A officially resigned from all his positions in Party C on February 18, 2022, effective from February 28. In view of the actual situation, the three parties entered into the following agreement through friendly negotiation.

1. Party B and Party C agree Party A to resign all current positions on February 28, 2022, Party C and Party A will terminate the labor relationship between them on the date hereof, and the three parties will not pay any penalty or compensation to each other.

2. Party A agrees to waive all the unpaid interest owed by Party B and will not charge interest on the loan in the future. Since March 1, 2022, the total loan owed by Party B to Party A is RMB 2,000,000, and Party A agrees that the loan is interest free and will be paid when Party B has sufficient funds.

3. Party A agrees that Party C shall suspend the payment of unpaid wages occurred before 2020 and will pay it when Party C has sufficient funds. Party A agrees that unpaid wages shall not be subject to interest.

4. Party B and Party C shall take the initiative to repay all or part of the unpaid amount within the fund available.

5. Without the written consent of Party B and Party C, Party A shall not use, authorize and disseminate the business secrets and intellectual property rights of Party B and Party C, including but not limited to business strategies, business contracts, patents, etc

6. This agreement is made in triplicate, with each party holding one copy respectively. It shall come into force after being signed (sealed) by the three parties. Other matters not covered herein shall be decided by the three parties through negotiation.

Resignation and Debt Settlement Agreement

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Party A: NAN DU	Party B：	HARMONY ENERGY
		TECHNOLOGIES CORPORATION

/s/Nan Du		/s/ Nick Zeng

2022.02.18		2022.02.18

Party C： SMARTEN TECHNOLOGY CO., LTD (stamp)

/s/ Rui Zhu

2022.02.18